Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

February 27, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters” or “you”)

Re:	Sally Holdings LLC and Sally Capital Inc.

Ladies and Gentlemen:

We have acted as counsel to Sally Holdings LLC, a Delaware limited liability company (the “Company”), Sally Capital Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and the Guarantors (as defined below) in connection with the sale by the Issuers to you of $600,000,000 aggregate principal amount of the Issuers’ 6.75% Senior Notes due 2032 (the “Notes”). The Notes will be guaranteed on an unsecured basis (each, a “Guarantee” and, collectively, the “Guarantees” and, together with the Notes, the “Securities”), jointly and severally, by the Guarantors. The Securities will be issued pursuant to an Indenture, dated May 18, 2012, as amended or supplemented from time to time (the “Base Indenture”), as further supplemented by a supplemental indenture, dated February 27, 2024 (together with the Base Indenture, the “Indenture”), among the Issuers, the guarantors of the Notes listed on Schedule I hereto (each, a “Guarantor” and, collectively, the “Guarantors”) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Issuers are selling the Notes to you pursuant to the Underwriting Agreement, dated February 12, 2024 (the “Underwriting Agreement”), by and among the Issuers, the Guarantors and the Underwriters. We are furnishing this opinion letter to you at your request pursuant to Sections 6(c)(i) and 6(d) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Underwriting Agreement; (b) the Registration Statement on Form S-3ASR (Registration No. 333-255937), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”), on May 7, 2021 (as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”), which includes the Issuers’ base prospectus, dated May 7, 2021 (the “Base Prospectus”); (c) the preliminary prospectus supplement relating to the Notes, dated and filed with the Commission on February 12, 2024, pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus”) and the final prospectus supplement relating to the Notes, dated February 12, 2024, and filed with the Commission on February 13, 2024, pursuant to Rule 424(b) under the Act (together with the Base Prospectus and the documents incorporated by reference therein, collectively, the “Prospectus”); (d) the free writing prospectus relating to the Notes, filed with the Commission on February 12, 2024, pursuant to Rule 433 under the Act (the “Issuer Free Writing Prospectus”); (e) the global certificate evidencing the Notes; (f) certain resolutions of the Board of Directors, sole director, member or general partner, as applicable, of the Issuers and the Guarantors and committees thereof; (g) the documents filed by Sally Beauty Holdings, Inc. (the “Parent”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into the Prospectus as of the date thereof; and (h) the certificates of incorporation, by-laws and other organizational documents, as applicable, of the Issuers, Parent and the Covered Guarantors (as hereinafter defined). We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto. We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Issuers and the Guarantors and of public officials, as we have deemed appropriate as a basis for the opinions and other statements hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Alston & Bird LLP	www.alston.com

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In rendering our opinions in paragraph (i) hereof that the Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware, in paragraph (ii) that the Co-Issuer is validly existing as a corporation in good standing under the laws of the State of Delaware and in paragraph (iii) that each of the Covered Guarantors is validly existing as a corporation, limited liability company, limited partnership or limited company, as the case may be, in good standing under the laws of its jurisdiction of organization, we have relied solely on certificates provided by agencies of those states, copies of which have been delivered to you on the date hereof and which are limited to the meaning ascribed to such certificates by the applicable state agency. For the purposes of our opinions in paragraphs (viii) and (ix) below, we have assumed that the statements in the documents incorporated by reference in the Registration Statement and the Prospectus are correct and complete.

Whenever any opinion or other statement set forth in this opinion letter with respect to the existence or absence of facts is qualified by the words “to our knowledge,” “known to us,” “believe,” “to our attention” or other words of similar meaning, the quoted words mean the current awareness by lawyers in the firm who have given attention to legal representation of the Parent, the Issuers and the Guarantors of factual matters that such lawyers recognize as being relevant to the opinion or statement so qualified. Although nothing has come to our attention that causes us to question the accuracy of the factual information known to us, as noted above, we have not, except to the extent expressly set forth herein, undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Issuers and Guarantors.

Our opinions set forth below are limited to the California General Corporation Law (the “CGCL”), the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Virginia Limited Liability Company Act (the “VLLCA”), the Texas Business Organizations Code (the “TBOC”) and the laws of the State of New York and the federal laws of the United States that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, and we do not express any opinion herein concerning any other laws.

With respect to our opinions in paragraphs (xiii) and (xv), we have assumed that each of the Guarantors, other than the Covered Guarantors, (i) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company, limited partnership or limited company, as the case may be, in good standing under the laws of its jurisdiction of organization and (ii) has duly authorized, executed and delivered the Indenture and the Guarantees.

Our opinions set forth below are subject to the following further exceptions, qualifications and limitations:

(a) We express no opinion as to the enforceability of those provisions of the Underwriting Agreement, the Indenture or the Securities purporting to require the waiver of various rights, claims, and defenses, or to provide certain remedies to the extent any such waivers or remedial provisions may not be valid, binding or enforceable under applicable law; and

(b) We express no opinion with respect to the validity, binding effect, or enforceability of any provisions of the Underwriting Agreement requiring indemnification for, or providing exculpation, release, or exemption from liability for violation of any state or federal securities laws.

This opinion letter is provided to you for your use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by or assigned to any other person for any purpose without our express written consent. The only opinions rendered by us consist of those matters set forth in paragraphs (i) –(xviii) hereof, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions and other statements expressed herein.

Based upon the foregoing, it is our opinion that:

(i) The Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(ii) The Co-Issuer is validly existing as a corporation in good standing under the laws of the State of Delaware.

(iii) Each of the Guarantors (other than the Parent) incorporated or formed, as the case may be, under the laws of the states of Delaware, New York, Virginia, Texas or California (the “Covered Guarantors”) is validly existing as a corporation, limited liability company, limited partnership or limited company, as the case may be, in good standing under the laws of its jurisdiction of organization.

(iv) The Company has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Notes.

(v) The Co-Issuer has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Notes.

(vi) Each of the Covered Guarantors (other than the Parent) has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and its Guarantee.

(vii) The Registration Statement is an “automatic shelf registration statement,” as defined under Rule 405 of the Act, that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement and has become effective under the Act; any required filing of any Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433, of which we have knowledge, has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by either of the Issuers and no proceeding for that purpose or pursuant to Section 8A of the Act against either of the Issuers or in connection with the offering is pending or, to the best of our knowledge, threatened by the Commission, and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other governmental entity.

(viii) The Registration Statement, the Pricing Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act.

(ix) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Exchange Act when they were filed with the Commission.

(x) The information in the Pricing Disclosure Package and the Prospectus under “Description of notes,” “Description of certain other indebtedness,” and “Certain U.S. federal income tax considerations,” to the extent that it constitutes matters of law, summaries of legal matters or documents, or legal conclusions, has been reviewed by us and fairly summarizes the matters described in all material respects.

(xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity (other than under the Act and the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder (the “Trust Indenture Act”), those which have been made or obtained, or as may be required under the securities or blue sky laws of the various states or the securities laws of foreign jurisdictions, as to which we need express no opinion) is necessary or required under the laws of the United States, the laws of the State of New York, the CGCL, the DGCL, the DLLCA or the TBOC in connection with the due authorization, execution and delivery by the Issuers and the Guarantors of the Underwriting Agreement, the Indenture or the Securities, for the issue, offering, sale and delivery by the Issuers of the Notes or for the issue, offering, sale and delivery by the Guarantors of the Guarantees.

(xii) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Covered Guarantors.

(xiii) The Indenture has been duly authorized, executed and delivered by each of the Issuers and each of the Covered Guarantors and constitutes a valid and binding obligation of each of the Issuers and the Guarantors, enforceable (assuming the due authorization, execution and delivery thereof by the Trustee) against each of the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and the discretion of any court before which any proceedings therefor may be brought. The Indenture has been qualified under the Trust Indenture Act.

(xiv) The Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by each of the Issuers and constitute a valid and binding obligation of each of the Issuers, enforceable (assuming the due authorization, execution and delivery of the Indenture by the Trustee) against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and the discretion of any court before which any proceedings therefor may be brought.

(xv) The Guarantees are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by each of the Covered Guarantors and constitute a valid and binding obligation of each of the Guarantors, enforceable (assuming the due authorization, execution and delivery of the Indenture by the Trustee) against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and the discretion of any court before which any proceedings therefor may be brought.

(xvi) The execution, delivery and performance by the Issuers and the Guarantors of the Underwriting Agreement and the Indenture, the issue and sale of the Notes and the Guarantees and the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture and in the Pricing Disclosure Package and the Prospectus and compliance by the Issuers and the Guarantors with their respective obligations under the Underwriting Agreement, the Indenture, the Notes and the Guarantees do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or repayment event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent, the Issuers, the Guarantors or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Parent, the Issuers, the Guarantors or any subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Parent, the Issuers, the Guarantors or any subsidiary is subject (except for such conflicts, breaches, defaults or repayment events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, certificate of formation, LLC agreement or other organizational documents of any of the Issuers or any of the Covered Guarantors, or any U.S. Federal or New York law or administrative regulation, or any provision of the CGCL, the DGCL, the DLLCA or the TBOC applicable to the Parent, the Issuers, the Guarantors or any subsidiary, or any applicable judgment, order, writ or decree, known to us, of any U.S. Federal or New York, California, Delaware, Virginia or Texas court or other governmental entity.

(xvii) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Issuers or any subsidiary is a party that are required to be described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xviii) The Issuers and the Guarantors are not required, and upon the sale of the Notes and Guarantees as herein contemplated, will not be required, to register as an “investment company” under the 1940 Act.

[Signature page to follow]

ALSTON & BIRD LLP

By:	/s/ W. Scott Ortwein
W. Scott Ortwein
A Partner

SCHEDULE I

GUARANTORS

ARCADIA BEAUTY LABS LLC

ARCADIA BEAUTY LABS II LLC

ARMSTRONG MCCALL HOLDINGS, INC.

ARMSTRONG MCCALL HOLDINGS, L.L.C.

ARMSTRONG MCCALL MANAGEMENT, L.C.

ARMSTRONG MCCALL, L.P.

BEAUTY HOLDING LLC

BEAUTY SYSTEMS GROUP LLC

DIORAMA SERVICES COMPANY, LLC

INNOVATIONS – SUCCESSFUL SALON SERVICES

LOXA BEAUTY LLC

NEKA SALON SUPPLY, INC.

PROCARE LABORATORIES, INC.

SALLY BEAUTY HOLDINGS, INC.

SALLY BEAUTY INTERNATIONAL FINANCE LLC

SALLY BEAUTY MILITARY SUPPLY LLC

SALLY BEAUTY SUPPLY LLC

SALLY INVESTMENT HOLDINGS LLC

SALON SUCCESS INTERNATIONAL, LLC